                                OPTION AGREEMENT

                           - OUTSIDE DIRECTOR GRANT -
                            (Non-Section 16b-3 Plan)


     THIS OPTION AGREEMENT (the "Agreement") is entered into as of July 8, 1993
                                 ---------
between IMAGE ENTERTAINMENT, INC., a California corporation (the "Company"), and
                                                                  -------
IRA EPSTEIN, an outside director of the Company ("Optionee"), and is intended to
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reward Optionee for efforts on the Company's behalf and to provide additional incentive to contribute to the Company's long-term plans and objectives.

1. DEFINITIONS.

     a. "ACT" shall mean the Securities Exchange Act of 1934, as amended. All references herein to Act or Code sections, rules, regulations or other provisions shall be deemed to include any successors or amendments thereto.

     b. "AGREEMENT" shall mean this Option Agreement and any amendments thereto.

     c. "BOARD" shall mean the Company's then board of directors.

     d. "CHANGE OF CONTROL" shall be deemed to have occurred on the earliest of the following dates:

               (i) the date, pursuant to Section 13(d) of the Act and the rules promulgated thereunder, a person, firm or entity shall have acquired beneficial ownership of more than 45% of the Voting Stock;

              (ii) the date the persons who were members of the Board at the beginning of any 24-month period shall cease to constitute a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by two-thirds of the members of the Board then in office who were in office at the beginning of the 24-month period; or

            (iii) the date the Company's shareholders shall approve a definitive agreement (a) to merge or consolidate the Company with or into another corporation, unless, the holders of the Company's capital stock immediately before such merger or consolidation will, immediately following such merger or consolidation, hold as a group on a fully-diluted basis the ability to elect at least a majority of the directors of the surviving corporation (assuming cumulative voting, if applicable), or (b) to sell or otherwise dispose of all or substantially all the assets of the Company.

     e. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     f. "COMPANY" shall mean Image Entertainment, Inc.

     g. "DISABILITY" shall mean a "disabled" (as defined for purposes of Code
         Section 422(c)(6)) condition.

     h. "FAIR MARKET VALUE" on a specified date shall mean, (i) if the Stock is then listed on NASDAQ, the average of the closing bid and asked prices of the Stock on the last date the Stock traded, (ii) if the Stock is then listed on the NASDAQ National Market System, the closing price of the Stock on the last date the Stock traded, (iii) if the Stock is then listed on an exchange, the closing price of the Stock on the last date the Stock traded on the principal exchange, or (iv) if none of the above is applicable, the value of the Stock as reasonably determined by the Board.

     i. "OPTION" shall mean the option granted under this Agreement; provided,
                                                                     --------
        however, that the Option granted under this Agreement is not intended to
        -------
        qualify under (S)422 of the Code.

     j. "OPTIONEE" shall mean the undersigned individual, and, as required by the context, any Successor.

     k. "OPTION PRICE" shall mean the exercise price per share of Stock subject to the Option.

     l. "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

     m. "PARENT" shall mean any corporation, partnership, joint venture or other entity owning, directly or indirectly, 50% or more of the Voting Stock.

     n. "PRESIDENT" shall mean the Company's then President.

     o. "SECRETARY" shall mean the Company's then Secretary.

     p. "STOCK" shall mean the Company's no par value common stock.

     q. "SUBSIDIARY" shall mean any corporation, partnership, joint venture or other entity, 50% or more of the control of which is owned, directly or indirectly, by the Company.

     r. "SUCCESSOR" shall mean a guardian, conservator, legal representative, executor, administrator, heir or other successor of the undersigned individual.

     s. "VOTING STOCK" shall mean shares of the Company's outstanding capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

2.    ADMINISTRATION.

     a. BOARD.  The Agreement shall be administered by the Board.

     b. BOARD ACTION. A majority of the Board shall constitute a quorum. The vote of a majority of the members present at a meeting at which there is a quorum shall be required for action. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if all members consent in writing to the action.

     c. BOARD AUTHORITY. Subject to the other provisions of the Agreement, the Board shall have discretionary authority (and its actions shall be final and binding on the Company, Optionee and any other persons with interests relative to the Agreement):

          a. to interpret the Agreement and decide questions of fact arising with respect thereto;

          b. to adopt, amend and revoke rules and procedures advisable to administer the Agreement; and,

          c. to amend or terminate the Agreement (but only as provided herein) or do any other act advisable to administer the Agreement.

          Without limiting the generality of the foregoing sentence, the Board shall have the authority to amend the Agreement if advisable to comply with Code or Act requirements.

3. NO RIGHT TO CONTINUE AS AN OUTSIDE DIRECTOR. This Agreement and any Option shall not give any Outside Director any right to continue as an Outside Director, nor shall they prevent the Company or any Parent or Subsidiary, or their respective shareholders (as the case may be), from terminating or requesting the resignation on an Outside Director at any time, with or without cause.

4. GRANT OF OPTION; STOCK RESERVED FOR THE AGREEMENT. Subject to adjustment as provided in Paragraph 14 below, Optionee is hereby granted an Option to purchase up to 10,000 shares of Stock. The Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Agreement.

5. TERM OF OPTION. Subject to Paragraph 10 below, the term of the Option shall be ten (10) years from the date hereof

6. OPTION PRICE. Subject to adjustment as provided in Paragraph 14 below, the Option Price shall be $5.625.

7.   VESTING.  The Option will vest immediately.

8. EXERCISE OF OPTION. Optionee may exercise the Option by delivering to the Board (care of the President or Secretary) a written notice, in a form acceptable to the Board, specifying the number of shares of Stock as to which the Option is being exercised, together with payment of the exercise price.

9. PAYMENT OF EXERCISE PRICE. Payment of the exercise price of the shares of Stock as to which the Option is being exercised shall be made in cash (including cashless exercises involving a broker) and/or in previously-owned shares of Stock duly endorsed over to the Company or in shares of Stock withheld from the exercise (which shares shall be valued at their Fair Market Value as of the date of exercise). Within a reasonable time after the Option exercise, the Company shall cause to be issued to Optionee a certificate for the Stock purchased upon the exercise.

10.  EXERCISE UPON TERMINATION OF OUTSIDE DIRECTOR STATUS.

     a. OTHER THAN DEATH OR DISABILITY. If Optionee ceases to be an Outside Director for any reason other than death or disability, the Option shall terminate two (2) weeks following the date Outside Director status ceases. However, the Board, in its sole discretion, may permit the Optionee to exercise the Option for up to three (3) months following termination of Outside Director status. A terminated Optionee may exercise the Option only to the extent the Option was exercisable on the date Outside Director status was terminated. The Option must be exercised prior to the expiration of its term.

     b. DEATH OR DISABILITY. If Optionee ceases to be an Outside Director because of death or disability, the Option may be exercised for one (1) year following termination of Outside Director status, but only to the extent the Option was exercisable on the date Outside Director status terminated. The Option must be exercised prior to the expiration of its term.

     c. EXERCISE BY SUCCESSORS. If an Optionee's Successor wishes to exercise the Option, the Successor must first consent in a writing (in a form acceptable to the Board) delivered to the Board (care of the President or Secretary) to be bound by the Agreement.

11. NON-TRANSFERABILITY. The Option may not be transferred except by will or the laws of descent and distribution, and may be exercised during Optionee's lifetime only by Optionee or Optionee's guardian or legal representative. No interest of Optionee under the Agreement shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. The terms of the Option shall be binding upon the Successors.

12. OPTIONEE NOT A SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to any shares of Stock subject to the Option prior to the issuance of a certificate or certificates for the shares.

13. NO PROHIBITION ON CORPORATE ACTIONS. Nothing in the Agreement shall prohibit the Company or any Parent or Subsidiary from merging, consolidating, issuing securities, selling its assets, dissolving or taking any other corporate action.

14.  CHANGE IN CAPITAL STRUCTURE.

     a. EVENTS REQUIRING ADJUSTMENT. If, prior to the complete exercise of the Option, an Event (as defined below) occurs, the Option, to the extent it has not been exercised, shall entitle Optionee upon future exercise of the Option to such securities or other property Optionee would have been entitled to had Optionee owned the Stock subject to the unexercised portion of the Option at the time the Event occurred. The total purchase price upon future exercise of the Option shall be the same as if the Stock were being purchased. Any fractional securities issuable upon the exercise of the Option as a result of an Event shall instead be payable in cash based upon the fair market value of the securities (as determined by the Board) at the time of exercise. If Events occur, the securities or other property reserved for issuance under the Agreement shall be appropriately adjusted. "EVENT" shall mean (i) a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange or similar event resulting in a change in the Stock or (ii) a distribution by the Company to its shareholders of securities of another corporation or entity.

     b. CHANGE OF CONTROL. If a Change of Control occurs, the Board may terminate the Agreement and the Option. If any termination occurs, the Board shall give Optionee written notice of the intention to terminate the Agreement and the Option, and shall permit the exercise of the Option for at least sixty (60) days immediately preceding the effective date of such termination.

     c. OCCURRENCES NOT REQUIRING ADJUSTMENT. Except as expressly provided herein, the issuance by the Company or any Parent or Subsidiary of shares of stock of any class, or securities exercisable or convertible into shares of stock of any class, shall not require adjustment in the securities or other property subject to the Option.

15. WITHHOLDING AND EMPLOYMENT TAXES. If Optionee exercises the Option, Optionee shall, within ten (10) days of exercise, deliver to the Board (care of the President or Secretary) any withholding taxes due. Payment shall be made in cash (including cashless exercises involving a broker) and/or in previously-owned shares of Stock duly endorsed over to the Company or in shares of Stock withheld from the exercise (which shares shall be valued at their Fair Market Value as of the date of exercise). To the extent Optionee fails to satisfy the withholding taxes delivery requirements of this Paragraph 15, the Company and any Parent or Subsidiary shall have, among other remedies, the right to withhold amounts due to Optionee from the Company and/or any Parent or Subsidiary.

16. INVESTMENT REPRESENTATION. If deemed appropriate by the Board, Optionee may be required to deliver, when exercising the Option, a written representation that shares of Stock are being acquired for investment and not for distribution and will be disposed of in compliance with applicable securities laws.

17. SECURITIES REGISTRATION; COMPLIANCE WITH LAWS, RULES AND REGULATIONS. The Agreement, the exercise of the Option, and the issuance of Stock upon the exercise of the Option shall be subject to applicable federal, state, local and other laws, rules and regulations. Within one (1) year from the date of grant, the Company will use reasonable business efforts to register under applicable securities laws the Option and the shares of Stock subject thereto.

18. AMENDMENTS OR TERMINATION. Subject to Paragraph 14b above, the Board may amend or terminate the Agreement, except that no amendment or termination shall materially impair the rights of Optionee without Optionee's consent.

19. SUBJECT HEADINGS. Subject headings are included for convenience only and shall not be deemed part of the Agreement.

20. GOVERNING LAW. The Agreement and the Option shall be governed by and construed under the laws of the State of California in force from time to time, without giving effect to the principles of conflicts of laws under which the laws of any other jurisdiction would apply.


                                         "COMPANY":
                                          -------

                                         IMAGE ENTERTAINMENT, INC.,
                                         a California corporation


                                         By:  /s/ Martin W.  Greenwald
                                            MARTIN W. GREENWALD, President


                                         "OPTIONEE":
                                          --------


                                         By:  /s/ Ira Epstein
                                            IRA EPSTEIN, an individual


ATTEST:


By:  /s/ Cheryl Lee
   CHERYL LEE, Secretary